AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 13th day of June 2008

AMONG:

SICLONE INDUSTRIES, INC., a corporation formed pursuant to the laws of the State of Delaware

(“SICLONE”)

AND:

APOLLO ACQUISITION CO., INC., a body corporate formed pursuant to the laws of the State of Delaware and a wholly owned subsidiary of SICLONE

(the “ACQUIRER”)

AND:

APOLLO MEDICAL MANAGEMENT, INC., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at 1010 N. Central Avenue, Suite 201, Glendale, CA 91202 (“APOLLO”)

(“APOLLO”)

AND:

The shareholders of APOLLO, each of whom are set forth on the signature page of this Agreement (the “APOLLO Shareholders”)

WHEREAS:

A. APOLLO is a Delaware corporation engaged in the business of medical management focusing on managing the provision of hospital based medicine;

B. The APOLLO Shareholders own 11,485,977 APOLLO Shares, which constitute 100% of the presently issued and outstanding APOLLO Shares;

C. SICLONE is a reporting company whose common stock is quoted on the OTC Bulletin Board under the symbol SICL.  The respective Boards of Directors of SICLONE, APOLLO and the ACQUIRER deem it advisable and in the best interests of SICLONE, APOLLO and the ACQUIRER that APOLLO merge with and into the ACQUIRER (the “Merger”) pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware; and

E. It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the 20,933,490 SICLONE Common Shares and to be issued to the shareholders of APOLLO at Closing pursuant to the terms of the Merger;

(b)	“Agreement” means this agreement and plan of merger among SICLONE, the ACQUIRER, APOLLO, and the APOLLO Shareholders;

(c)
“SICLONE Accounts Payable and Liabilities” means all accounts payable and liabilities of SICLONE, on a consolidated basis, due and owing or otherwise constituting a binding obligation of SICLONE and its subsidiaries as of March 31, 2008 as set forth in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on May 20, 2008, a copy of which is attached hereto as Schedule “A”;

(d)
“SICLONE Accounts Receivable” means all accounts receivable and other debts owing to SICLONE, on a consolidated basis, as of March 31, 2008 as set forth in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on March 31, 2008, a copy of which is attached hereto as Schedule “A”;

(e)
“SICLONE Assets” means the undertaking and all the property and assets of the SICLONE Business of every kind and description wheresoever situated including, without limitation, SICLONE Equipment, SICLONE Inventory, SICLONE Material Contracts, SICLONE Accounts Receivable, SICLONE Cash, SICLONE Intangible Assets and SICLONE Goodwill, and all credit cards, charge cards and banking cards issued to SICLONE;

(f)
“SICLONE Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of SICLONE and its subsidiaries or relating to the SICLONE Business as set forth in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on March 31, 2008, a copy of which is attached hereto as Schedule “A” ;

(g)	“SICLONE Business” means all aspects of any business conducted by SICLONE and its subsidiaries;

(h)	“SICLONE Cash” means all cash on hand or on deposit to the credit of SICLONE and its subsidiaries on the Closing Date;

(i)	“SICLONE Common Shares” means the shares of common stock in the capital of SICLONE;

(j)
“SICLONE Debt to Related Parties” means the sum of $23,000 which was owed by SICLONE to certain related parties. Pursuant to the terms of the Settlement Agreement dated June __, 2008, a copy of which is attached hereto as Schedule “B”, by and between SICLONE and such related parties, SICLONE has received a release from such debt;

(k)
“SICLONE Equipment” means all machinery, equipment, furniture, and furnishings used in the SICLONE Business, including, without limitation, the items more particularly described in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on May 20, 2008, a copy of which is attached hereto as Schedule “A”;

(l)
“SICLONE Financial Statements” means, collectively, the unaudited financial statements of SICLONE for the three months ended March 31, 2008, as contained in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on May 20, 2008, a copy of which is attached as Schedule “A” hereto;

(m)
“SICLONE Goodwill” means the goodwill of the SICLONE Business including the right to all corporate, operating and trade names associated with the SICLONE Business, or any variations of such names as part of or in connection with the SICLONE Business, all books and records and other information relating to the SICLONE Business, all necessary licenses and authorizations and any other rights used in connection with the SICLONE Business;

(n)
“SICLONE Insurance Policies” means the public liability insurance and insurance against loss or damage to the SICLONE Assets and the SICLONE Business as described in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on May 20, 2008, a copy of which is attached hereto as Schedule “A”;

(o)
“SICLONE Intangible Assets” means all of the intangible assets of SICLONE and its subsidiaries, including, without limitation, SICLONE Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of SICLONE and its subsidiaries;

(p)
“SICLONE Inventory” means all inventory and supplies of the SICLONE Business as of March 31, 2008, as set forth in as contained in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on May 20, 2008, a copy of which is attached hereto as Schedule “A”;

(q)
“SICLONE Material Contracts” means the burden and benefit of and the right, title and interest of SICLONE and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which SICLONE or its subsidiaries are entitled whereunder SICLONE or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice, and those contracts described in as contained in SICLONE’s Form 10-Q as filed with the Securities and Exchange Commission on May 20, 2008, a copy of which is attached hereto as Schedule “A”;

(r)	Reserved.

(s)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(t)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(u)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Delaware, which certificate shall provide that the Merger shall become effective upon such filing;

(v)	“Merger” means the merger, at the Effective Time, of APOLLO and the ACQUIRER pursuant to this Agreement and Plan of Merger;

(w)	“Merger Consideration” means the Acquisition Shares;

(x)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as SICLONE and APOLLO may mutually agree upon;

(y)	“State Corporation Law” means the General Corporation Law of the State of Delaware;

(z)	“Surviving Company” means the ACQUIRER following the merger with APOLLO;

(aa)
“APOLLO Accounts Payable and Liabilities” means all accounts payable and liabilities of APOLLO, due and owing or otherwise constituting a binding obligation of APOLLO (other than a APOLLO Material Contract) as of January 31, 2008 as set forth in the audited financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(bb)
“APOLLO Accounts Receivable” means all accounts receivable and other debts owing to APOLLO, as of January 31, 2008 as set forth in the audited financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(cc)
“APOLLO Assets“ means the undertaking and all the property and assets of the APOLLO Business of every kind and description wheresoever situated including, without limitation, APOLLO Equipment, APOLLO Inventory, APOLLO Material Contracts, APOLLO Accounts Receivable, APOLLO Cash, APOLLO Intangible Assets and APOLLO Goodwill, and all credit cards, charge cards and banking cards issued to APOLLO;

(dd)
“APOLLO Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of APOLLO or relating to the APOLLO Business as set forth in the financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(ee)	“APOLLO Business” means all aspects of the business conducted by APOLLO;

(ff)	“APOLLO Cash” means all cash on hand or on deposit to the credit of APOLLO on the Closing Date;

(gg)
“APOLLO Debt to Related Parties” means the debts owed by APOLLO and its subsidiaries to the APOLLO Shareholders or to any family member thereof, or to any affiliate, director or officer of APOLLO or the APOLLO Shareholders as set forth in the audited financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(hh)
“APOLLO Equipment” means all machinery, equipment, furniture, and furnishings used in the APOLLO Business, including, without limitation, the items more particularly described in the audited financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(ii)
“APOLLO Financial Statements” means collectively, the audited financial statements of APOLLO for the year ended January 31, 2008 together with the unqualified auditors’ reports thereon, true copies of which are attached as Schedule “C” hereto.

(jj)
“APOLLO Goodwill” means the goodwill of the APOLLO Business together with the exclusive right of SICLONE to represent itself as carrying on the APOLLO Business in succession of APOLLO subject to the terms hereof, and the right to use any words indicating that the APOLLO Business is so carried on including the right to use the name “APOLLO” or “Sunovia Energy Technologies” or any variation thereof as part of the name of or in connection with the APOLLO Business or any part thereof carried on or to be carried on by APOLLO, the right to all corporate, operating and trade names associated with the APOLLO Business, or any variations of such names as part of or in connection with the APOLLO Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the APOLLO Business, all necessary licenses and authorizations and any other rights used in connection with the APOLLO Business;

(kk)
“APOLLO Insurance Policies” means the public liability insurance and insurance against loss or damage to APOLLO Assets and the APOLLO Business as set forth in the audited financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(ll)
“APOLLO Intangible Assets” means all of the intangible assets of APOLLO, including, without limitation, APOLLO Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of APOLLO and its subsidiaries;

(mm)
“APOLLO Inventory” means all inventory and supplies of the APOLLO Business as of January 31, 2008 as set forth in the audited financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(nn)
“APOLLO Material Contracts” means the burden and benefit of and the right, title and interest of APOLLO in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which APOLLO is entitled in connection with the APOLLO Business whereunder APOLLO is obligated to pay or entitled to receive the sum of $100,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice, and those contracts as set forth in the audited financial statements of APOLLO, a copy of which is attached hereto as Schedule “C”;

(oo)	“APOLLO Shares” means all of the issued and outstanding shares of APOLLO’s equity stock.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning SICLONE

Schedule “A”	SICLONE Form 10-Q as filed with the Securities and Exchange Commission on May 20, 2008
Schedule “B”	Settlement Agreement by and between SICLONE and certain related parties

Information concerning APOLLO

Schedule “C”	Audited Financial Statements of APOLLO as of January 31, 2008

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1 At Closing, APOLLO shall be merged with and into the ACQUIRER pursuant to this Agreement and Plan of Merger and the separate corporate existence of APOLLO shall cease and the ACQUIRER, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other causes in action, and all and every other interest of or belonging to or due to APOLLO or the ACQUIRER, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of APOLLO and the ACQUIRER, as a group, and (ii) all debts, liabilities, duties and obligations of APOLLO and the ACQUIRER, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of APOLLO and the ACQUIRER, as a group, and neither the rights of creditors nor any liens upon the property of APOLLO or the ACQUIRER, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the ACQUIRER until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of APOLLO as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of the ACQUIRER at the Effective Time shall continue to be the Directors of APOLLO.

Conversion of Securities

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the ACQUIRER, APOLLO or the APOLLO Shareholders or any other shareholder of APOLLO, the shares of capital stock of each of APOLLO and the ACQUIRER shall be converted as follows:

(a)
Capital Stock of the ACQUIRER. Each issued and outstanding share of the ACQUIRER’s capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the ACQUIRER evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of APOLLO Shares. Each APOLLO Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of SICLONE Common Shares equal to 20,933,490 divided by the number of APOLLO Shares outstanding immediately prior to Closing. All such APOLLO Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5 The APOLLO Shareholders agrees that they are acquiring a pro rata amount of the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to SICLONE;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to SICLONE an opinion of counsel to that effect or such other written opinion as may be reasonably required by SICLONE.

The APOLLO Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF SICLONE

Representations and Warranties

3.1 SICLONE represents and warrants in all material respects to APOLLO, with the intent that APOLLO will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

SICLONE - Corporate Status and Capacity

(a)
Incorporation. SICLONE is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. SICLONE has not had active business operations since its inception. The nature of the SICLONE Business does not require SICLONE to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. SICLONE has the corporate power, capacity and authority to own the SICLONE Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. SICLONE is required to file current reports with the Securities and Exchange Commission pursuant to section 12(g) of the Securities Exchange Act of 1934, the SICLONE Common Shares are quoted on the OTC Bulletin Board, and all reports required to be filed by SICLONE with the Securities and Exchange Commission or NASD have been timely filed except for SICLONE’S Form 10-KSB for the year ended December 31, 2007;

ACQUIRER - Corporate Status and Capacity

(e)
Incorporation. The ACQUIRER is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(f)	Carrying on Business. Other than corporate formation and organization, the ACQUIRER has not carried on business activities to date.

(g)	Corporate Capacity. The ACQUIRER has the corporate power, capacity and authority to enter into and complete this Agreement;

SICLONE - Capitalization

(h)
Authorized Capital. The authorized capital of SICLONE consists of 100,000,000 SICLONE Common Shares, $0.001 par value, of which 4,606,930 SICLONE Common Shares will be issued and outstanding at Closing and 5,000,000 shares of Preferred Stock of which 0 shares will be issued and outstanding at Closing;

(i)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of SICLONE Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of SICLONE;

(j)	Capacity. SICLONE has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

ACQUIRER Capitalization

(k)	Authorized Capital. The authorized capital of the ACQUIRER consists of 200 shares of common stock, $0.0001 par value, of which one share of common stock is presently issued and outstanding;

(l)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in ACQUIRER or for the purchase, subscription or issuance of any of the unissued shares in the capital of ACQUIRER;

(m)	Capacity. The ACQUIRER has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

SICLONE - Records and Financial Statements

(n)
Charter Documents. The charter documents of SICLONE and the ACQUIRER have not been altered since the incorporation of each, respectively, except as filed in the record books of SICLONE or the ACQUIRER, as the case may be;

(o)
Corporate Minute Books. The corporate minute books of SICLONE and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by SICLONE and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of SICLONE and its subsidiaries. SICLONE and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(p)
SICLONE Financial Statements. The SICLONE Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of SICLONE, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the SICLONE Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(q)
SICLONE Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of SICLONE or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the SICLONE Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the SICLONE Financial Statements, and neither SICLONE nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of SICLONE and its subsidiaries as of March 31, 2008 are described in Schedule “A” hereto;

(r)
SICLONE Accounts Receivable. All the SICLONE Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of SICLONE, any claim by the obligor for set-off or counterclaim;

(s)	SICLONE Bank Accounts. All of the SICLONE Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “A” hereto;

(t)
No Debt to Related Parties. Neither SICLONE nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of SICLONE except accounts payable on account of bona fide business transactions of SICLONE incurred in normal course of the SICLONE Business, including employment agreements, none of which are more than 30 days in arrears;

(u)	No Related Party Debt to SICLONE. No director or officer or affiliate of SICLONE is now indebted to or under any financial obligation to SICLONE or its subsidiaries on any account whatsoever;

(v)	No Dividends. No dividends or other distributions on any shares in the capital of SICLONE have been made, declared or authorized since the date of SICLONE Financial Statements;

(w)
No Payments. No payments of any kind have been made or authorized since the date of the SICLONE Financial Statements to or on behalf of officers, directors, shareholders or employees of SICLONE or its subsidiaries or under any management agreements with SICLONE or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(x)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting SICLONE or its subsidiaries;

(y)	No Adverse Events. Since the date of the SICLONE Financial Statements

(i)
there has not been any material adverse change in the financial position or condition of SICLONE, its subsidiaries, its liabilities or the SICLONE Assets or any damage, loss or other change in circumstances materially affecting SICLONE, the SICLONE Business or the SICLONE Assets or SICLONE’ right to carry on the SICLONE Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting SICLONE, its subsidiaries, the SICLONE Business or the SICLONE Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by SICLONE to any of SICLONE’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the SICLONE Business has been and continues to be carried on in the ordinary course,

(v)	SICLONE has not waived or surrendered any right of material value,

(vi)	Neither SICLONE nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	No capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

SICLONE - Income Tax Matters

(z)
Tax Returns. Except as provided on Schedule 3.1(z), all tax returns and reports of SICLONE and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by SICLONE and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(aa)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by SICLONE or its subsidiaries. SICLONE is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

SICLONE - Applicable Laws and Legal Matters

(bb)
Licenses. SICLONE and its subsidiaries hold all licenses and permits as may be requisite for carrying on the SICLONE Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the SICLONE Business;

(cc)
Applicable Laws. Neither SICLONE nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the SICLONE Business, and to SICLONE’ knowledge, neither SICLONE nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the SICLONE Business;

(dd)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to SICLONE, its subsidiaries, the SICLONE Business, or any of the SICLONE Assets nor does SICLONE have any knowledge of any deliberate act or omission of SICLONE or its subsidiaries that would form any material basis for any such action or proceeding;

(ee)
No Bankruptcy. Neither SICLONE nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SICLONE or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SICLONE or its subsidiaries;

(ff)
Labor Matters. Neither SICLONE nor its subsidiaries are party to any collective agreement relating to the SICLONE Business with any labor union or other association of employees and no part of the SICLONE Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of SICLONE, has made any attempt in that regard;

(gg)
Finder’s Fees. Neither SICLONE nor its subsidiaries are party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(hh)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of SICLONE and the ACQUIRER;

(ii)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of SICLONE or the ACQUIRER or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which SICLONE or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the SICLONE Material Contracts, or any right or rights enjoyed by SICLONE or its subsidiaries,

(iii)	result in any alteration of SICLONE’ or its subsidiaries’ obligations under any agreement to which SICLONE or its subsidiaries are party including, without limitation, the SICLONE Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the SICLONE Assets,

(v)	result in the imposition of any tax liability to SICLONE or its subsidiaries relating to the SICLONE Assets, or

(vi)	violate any court order or decree to which either SICLONE or its subsidiaries are subject;

The SICLONE Assets - Ownership and Condition

(jj)
Business Assets. The SICLONE Assets comprise all of the property and assets of the SICLONE Business, and no other person, firm or corporation owns any assets used by SICLONE or its subsidiaries in operating the SICLONE Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “A” hereto;

(kk)
Title. SICLONE or its subsidiaries are the legal and beneficial owner of the SICLONE Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “A” hereto;

(ll)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the SICLONE Assets;

(mm)
SICLONE Insurance Policies. SICLONE and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the SICLONE Assets and the SICLONE Business as described in Schedule “A” hereto;

(nn)	SICLONE Material Contracts. SICLONE does not have any Material Contracts;

(oo)
No Default. There has not been any default in any material obligation of SICLONE or any other party to be performed under any of the SICLONE Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and SICLONE is not aware of any default in the obligations of any other party to any of the SICLONE Material Contracts;

(pp)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of SICLONE or its subsidiaries. Neither SICLONE nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

SICLONE Assets - SICLONE Equipment

(qq)	SICLONE Equipment. The SICLONE Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

SICLONE Assets - SICLONE Goodwill and Other Assets

(rr)
SICLONE Goodwill. SICLONE and its subsidiaries does not carry on the SICLONE Business under any other business or trade names. SICLONE does not have any knowledge of any infringement by SICLONE or its subsidiaries of any patent, trademarks, copyright or trade secret;

The SICLONE Business

(ss)
Maintenance of Business. Since the date of the SICLONE Financial Statements, SICLONE and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(tt)
Subsidiaries. Except for the ACQUIRER, SICLONE does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

SICLONE - Acquisition Shares

(uu)
Acquisition Shares. The Acquisition Shares when delivered to the holders of APOLLO Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of SICLONE, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2 The representations and warranties of SICLONE contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by APOLLO or the APOLLO Shareholders, the representations and warranties of SICLONE shall survive the Closing.

Indemnity

3.3 SICLONE agrees to indemnify and save harmless APOLLO and the APOLLO Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of SICLONE to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by SICLONE to APOLLO or the APOLLO Shareholders hereunder.

ARTICLE 4
COVENANTS OF SICLONE

Covenants

4.1 SICLONE covenants and agrees with APOLLO that it will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use its best efforts to preserve the SICLONE Business and the SICLONE Assets and, without limitation, preserve for APOLLO SICLONE’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give APOLLO, the APOLLO Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of SICLONE, and furnish to APOLLO, the APOLLO Shareholders and their representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the SICLONE Assets notwithstanding the change in control of APOLLO arising from the Merger;

(e)
Name Change. Immediately after the execution of this Agreement, take such steps are required to change the name of SICLONE to “APOLLO Medical Holdings, Inc.” or such similar name as may be acceptable to the board of directors of APOLLO;

(f)
Employment / Consulting Agreement. On or prior to Closing, take such steps as are required to have Roy Fu and Jagdish Belgaum and Valente C. Ramos enter into employment agreements with SICLONE and Murray Williams enter into a consulting agreement with SICLONE on identical terms to their current agreements with APOLLO.

(g)
Cancellation of Shares. SICLONE’S issued and outstanding common share capital shall be reduced to 4,606,930 SICLONE common shares by the return to treasury of an aggregate of 9,990,000 SICLONE common shares and SICLONE shall have received a release in form satisfactory to APOLLO from the persons returning such shares in that regard;

(h)	Elimination of Debt. SICLONE shall enter into agreements whereby all debts due and owing are eliminated on terms acceptable to APOLLO

(i)	Filing of 14f-1 Within ten days of the Closing Date, SICLONE shall file with the Securities and Exchange Commission a report on Form 14f-1 disclosing the change in control of SICLONE;

(j)
Resignation of Paul Adams; Appointment of Warren Hosseinion. Upon the execution of this Agreement, Paul Adams shall resign from all positions he holds as an officer of SICLONE. Upon the execution of this Agreement, Warren Hosseinion shall be appointed as Chief Executive Officer and Interim Principal Accounting Officer of SICLONE; and

(k)	Change of Address. Upon the execution of this Agreement, SICLONE shall change it executive office address to 1010 N. Central Avenue, Suite 201, Glendale, CA 91202.

Authorization

4.2 SICLONE hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting SICLONE and its subsidiaries to release any and all information in their possession respecting SICLONE and its subsidiaries to APOLLO. SICLONE shall promptly execute and deliver to APOLLO any and all consents to the release of information and specific authorizations which APOLLO reasonably requires to gain access to any and all such information.

Survival

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of APOLLO and the APOLLO Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE APOLLO SHAREHOLDERS

Representations and Warranties

5.1 The APOLLO Shareholders represent and warrants in all material respects to SICLONE, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

APOLLO - Corporate Status and Capacity

(a)
Incorporation. APOLLO is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. APOLLO carries on business primarily in the State of California and does not carry on any material business activity in any other jurisdiction. APOLLO has an office in Glendale, Florida and in no other locations. The nature of the APOLLO Business does not require APOLLO to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)	Corporate Capacity. APOLLO has the corporate power, capacity and authority to own APOLLO Assets, to carry on the Business of APOLLO and to enter into and complete this Agreement;

APOLLO - Capitalization

(d)	Authorized Capital. The authorized capital of APOLLO consists of 125,000,000 shares of common stock, $.0001 par value per share and up to 25,000,000 shares of preferred stock (“Preferred Stock”);

(e)
Ownership of APOLLO Shares. The issued and outstanding share capital of APOLLO will on Closing consist of 11,485,977 common shares (being the APOLLO Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The APOLLO Shareholders will be at Closing the registered and beneficial owners of 11,485,977 APOLLO Shares. The APOLLO Shares owned by the APOLLO Shareholders, as well as all other outstanding APOLLO Shares, will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of APOLLO Shares held by the APOLLO Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of APOLLO;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of APOLLO Shares contained in the charter documents of APOLLO or under any agreement;

APOLLO - Records and Financial Statements

(h)	Charter Documents. The charter documents of APOLLO have not been altered since its incorporation date, except as filed in the record books of APOLLO;

(i)
Corporate Minute Books. The corporate minute books of APOLLO are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by APOLLO which required director or shareholder approval are reflected on the corporate minute books of APOLLO. APOLLO is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(j)
APOLLO Financial Statements. The APOLLO Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of APOLLO, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the APOLLO Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
APOLLO Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of APOLLO which are not disclosed in Schedule “K” hereto or reflected in the APOLLO Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the APOLLO Financial Statements, and APOLLO has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of APOLLO as of January 31, 2008 are described in Schedule “C” hereto;

(l)
APOLLO Accounts Receivable. All APOLLO Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of APOLLO, any claim by the obligor for set-off or counterclaim;

(m)	APOLLO Bank Accounts. All of the APOLLO Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(n)
No Debt to Related Parties. Except as disclosed in Schedule “C” hereto, APOLLO is not, and on Closing will not be, materially indebted to the APOLLO Shareholders nor to any family member thereof, nor to any affiliate, director or officer of APOLLO or the APOLLO Shareholders except accounts payable on account of bona fide business transactions of APOLLO incurred in normal course of APOLLO Business, including employment agreements with the APOLLO Shareholders, none of which are more than 30 days in arrears;

(o)
No Related Party Debt to APOLLO. Neither the APOLLO Shareholders nor any director, officer or affiliate of APOLLO are now indebted to or under any financial obligation to APOLLO on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)	No Dividends. No dividends or other distributions on any shares in the capital of APOLLO have been made, declared or authorized since the date of the APOLLO Financial Statements;

(q)
No Payments. No payments of any kind have been made or authorized since the date of the APOLLO Financial Statements to or on behalf of the APOLLO Shareholders or to or on behalf of officers, directors, shareholders or employees of APOLLO or under any management agreements with APOLLO, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting APOLLO;

(s)	No Adverse Events. Since the date of the APOLLO Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of APOLLO, its liabilities or the APOLLO Assets or any damage, loss or other change in circumstances materially affecting APOLLO, the APOLLO Business or the APOLLO Assets or APOLLO’s right to carry on the APOLLO Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting APOLLO, the APOLLO Business or the APOLLO Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by APOLLO to the APOLLO Shareholders or to any of APOLLO’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the APOLLO Business has been and continues to be carried on in the ordinary course,

(v)	APOLLO has not waived or surrendered any right of material value,

(vi)	APOLLO has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

APOLLO - Income Tax Matters

(t)
Tax Returns. All tax returns and reports of APOLLO required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by APOLLO or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by APOLLO. APOLLO is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

APOLLO - Applicable Laws and Legal Matters

(v)
Licenses. APOLLO holds all licenses and permits as may be requisite for carrying on the APOLLO Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the APOLLO Business;

(w)
Applicable Laws. APOLLO has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the APOLLO Business, and, to APOLLO’s knowledge, APOLLO is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the APOLLO Business;

(x)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to APOLLO, the APOLLO Business, or any of the APOLLO Assets, nor does APOLLO have any knowledge of any deliberate act or omission of APOLLO that would form any material basis for any such action or proceeding;

(y)
No Bankruptcy. APOLLO has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against APOLLO and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of APOLLO;

(z)
Labor Matters. APOLLO is not a party to any collective agreement relating to the APOLLO Business with any labor union or other association of employees and no part of the APOLLO Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of APOLLO, has made any attempt in that regard and APOLLO has no reason to believe that any current employees will leave APOLLO’s employ as a result of this Merger.

(aa)
Finder’s Fees. APOLLO is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of APOLLO;

(cc)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of APOLLO or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which APOLLO is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, APOLLO Material Contracts, or any right or rights enjoyed by APOLLO,

(iii)	result in any alteration of APOLLO’s obligations under any agreement to which APOLLO is a party including, without limitation, the APOLLO Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the APOLLO Assets,

(v)	result in the imposition of any tax liability to APOLLO relating to APOLLO Assets or the APOLLO Shares, or

(vi)	violate any court order or decree to which either APOLLO is subject;

APOLLO Assets - Ownership and Condition

(dd)
Business Assets. The APOLLO Assets comprise all of the property and assets of the APOLLO Business, and neither the APOLLO Shareholders nor any other person, firm or corporation owns any assets used by APOLLO in operating the APOLLO Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “C” hereto;

(ee)
Title. APOLLO is the legal and beneficial owner of the APOLLO Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “C” hereto;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the APOLLO Assets;

(gg)	APOLLO Insurance Policies. APOLLO maintains the public liability insurance and insurance against loss or damage to the APOLLO Assets and the APOLLO Business as described in Schedule “C” hereto;

(hh)	APOLLO Material Contracts. The APOLLO Material Contracts listed in Schedule “C” constitute all of the material contracts of APOLLO;

(ii)
No Default. There has not been any default in any material obligation of APOLLO or any other party to be performed under any of APOLLO Material Contracts, each of which is in good standing and in full force and effect and unamended, and APOLLO is not aware of any default in the obligations of any other party to any of the APOLLO Material Contracts;

(jj)	Reserved.;

APOLLO Assets - APOLLO Equipment

(kk)	APOLLO Equipment. The APOLLO Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

APOLLO Assets - APOLLO Goodwill and Other Assets

(ll)
APOLLO Goodwill. APOLLO carries on the APOLLO Business only under the name “APOLLO Incorporated” and variations thereof and under no other business or trade names. APOLLO does not have any knowledge of any infringement by APOLLO of any patent, trademark, copyright or trade secret;

The Business of APOLLO

(mm)
Maintenance of Business. Since the date of the APOLLO Financial Statements, the APOLLO Business has been carried on in the ordinary course and APOLLO has not entered into any material agreement or commitment except in the ordinary course; and

(nn)
Subsidiaries. APOLLO does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and APOLLO does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2 The representations and warranties of the APOLLO Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by SICLONE, the representations and warranties of the APOLLO Shareholders shall survive the Closing.

Indemnity

5.3 The APOLLO Shareholders agrees to indemnify and save harmless SICLONE from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the APOLLO Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the APOLLO Shareholders to SICLONE hereunder.

ARTICLE 6
COVENANTS OF APOLLO AND
THE APOLLO SHAREHOLDERS

Covenants

6.1 APOLLO and the APOLLO Shareholders covenant and agree with SICLONE that they will:

(a)
Conduct of Business. Until the Closing, conduct the APOLLO Business diligently and in the ordinary course consistent with the manner in which the APOLLO Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use their best efforts to preserve the APOLLO Business and the APOLLO Assets and, without limitation, preserve for SICLONE APOLLO’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give SICLONE and its representatives full access to all of the properties, books, contracts, commitments and records of APOLLO relating to APOLLO, the APOLLO Business and the APOLLO Assets, and furnish to SICLONE and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the APOLLO Assets, including the APOLLO Material Contracts, notwithstanding the change in control of APOLLO arising from the Merger;

(e)
Reporting and Internal Controls. From and after the Effective Time, the APOLLO Shareholders shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and SICLONE comply with Section 13(b)(2) of the Securities and Exchange Act of 1934; and

Authorization

6.2 APOLLO hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting APOLLO to release any and all information in their possession respecting APOLLO to SICLONE. APOLLO shall promptly execute and deliver to SICLONE any and all consents to the release of information and specific authorizations which SICLONE reasonably require to gain access to any and all such information.

Survival

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of SICLONE.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of SICLONE

7.1 SICLONE’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to SICLONE hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by APOLLO or the APOLLO Shareholders at or prior to the Closing will have been complied with or performed;

(c)	SICLONE shall have completed its review and inspection of the books and records of APOLLO and shall be satisfied with same in all material respects;

(d)
title to the APOLLO Shares held by the APOLLO Shareholders and to the APOLLO Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by APOLLO in form acceptable for filing with the Delaware Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of APOLLO, its liabilities or the APOLLO Assets or any damage, loss or other change in circumstances materially and adversely affecting the APOLLO Business or the APOLLO Assets or APOLLO’s right to carry on the APOLLO Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to APOLLO or the APOLLO Business (whether or not covered by insurance) materially and adversely affecting APOLLO, the APOLLO Business or the APOLLO Assets; and

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by SICLONE

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of SICLONE and any such condition may be waived in whole or in part by SICLONE at or prior to Closing by delivering to APOLLO a written waiver to that effect signed by SICLONE. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, SICLONE shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of APOLLO and the APOLLO Shareholders

7.3 The obligation of APOLLO and the APOLLO Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to APOLLO hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by SICLONE at or prior to the Closing will have been complied with or performed;

(c)	APOLLO shall have completed its review and inspection of the books and records of SICLONE and its subsidiaries and shall be satisfied with same in all material respects;

(d)
SICLONE will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to APOLLO at the Closing and the Acquisition Shares will be registered on the books of SICLONE in the name of the holder of APOLLO Shares at the Effective Time;

(e)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the ACQUIRER in form acceptable for filing with the Delaware Secretary of State;

(g)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of SICLONE, its subsidiaries, their liabilities or the SICLONE Assets or any damage, loss or other change in circumstances materially and adversely affecting SICLONE, the SICLONE Business or the SICLONE Assets or SICLONE’ right to carry on the SICLONE Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to SICLONE or the SICLONE Business (whether or not covered by insurance) materially and adversely affecting SICLONE, its subsidiaries, the SICLONE Business or the SICLONE Assets; and

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

(i)
SICLONE’S issued and and outstanding common share capital shall be reduced to 4,606,930 SICLONE Common Shares, by the return to treasury of an aggregate of 9,990,000 SICLONE Common Shares and SICLONE shall have received a release in form satisfactory to APOLLO from the persons returning such shares in that regard;

(j)	SICLONE will have entered into agreements whereby all debts due and owing are eliminated on terms acceptable to APOLLO.

Waiver by APOLLO and the APOLLO Shareholders

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of APOLLO and the APOLLO Shareholders and any such condition may be waived in whole or in part by APOLLO or the APOLLO Shareholders at or prior to the Closing by delivering to SICLONE a written waiver to that effect signed by APOLLO and the APOLLO Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing APOLLO and the APOLLO Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before June 30, 2008, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from APOLLO and SICLONE and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that SICLONE will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of SICLONE’ filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of APOLLO

8.1 If any material loss or damage to the APOLLO Business occurs prior to Closing and such loss or damage, in SICLONE’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, SICLONE shall, within two (2) days following any such loss or damage, by notice in writing to APOLLO, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to SICLONE’ obligations to carry out the transactions contemplated hereby, be vested in APOLLO or otherwise adequately secured to the satisfaction of SICLONE on or before the Closing Date.

Material Change in the SICLONE Business

8.2 If any material loss or damage to the SICLONE Business occurs prior to Closing and such loss or damage, in APOLLO’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, APOLLO shall, within two (2) days following any such loss or damage, by notice in writing to SICLONE, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to APOLLO’s obligations to carry out the transactions contemplated hereby, be vested in SICLONE or otherwise adequately secured to the satisfaction of APOLLO on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by APOLLO

9.2 On or before the Closing, APOLLO and the APOLLO Shareholders will deliver or cause to be delivered to SICLONE:

(a)	the original or certified copies of the charter documents of APOLLO and all corporate records documents and instruments of APOLLO, the corporate seal of APOLLO and all books and accounts of APOLLO;

(b)
all reasonable consents or approvals required to be obtained by APOLLO for the purposes of completing the Merger and preserving and maintaining the interests of APOLLO under any and all APOLLO Material Contracts and in relation to APOLLO Assets;

(c)	certified copies of such resolutions of the shareholder and director of APOLLO as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from APOLLO and the APOLLO Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the Certificate of Merger, duly executed by APOLLO; and

(f)	such other documents as SICLONE may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by SICLONE

9.3 On or before the Closing, SICLONE shall deliver or cause to be delivered to APOLLO and the APOLLO Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of APOLLO Common Stock;

(b)
certified copies of such resolutions of the directors of SICLONE as are required to be passed to authorize the execution, delivery and implementation of this Agreement, together with the appointment of Warren Hosseinion as a member of the Board of Directors of SICLONE;

(c)	a certified copy of a resolution of the directors of SICLONE dated as of the Closing Date appointing the nominees of APOLLO as officers of APOLLO;

(d)	an acknowledgement from SICLONE of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(e)
the signed resignation of Paul Adams as Chief Executive Officer and Principal Accounting Officer of SICLONE which shall be effective at or prior to Closing and the signed resignation of Paul Adams as a director of SICLONE, which shall be effective 10 days following the filing of the 14f-1;

(f)	the Certificate of Merger, duly executed by the ACQUIRER;

(g)	the irrevocable letter of instruction to SICLONE’s transfer agent instructing the transfer agent to issue the Acquisition Shares; and

(h)	such other documents as APOLLO may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, SICLONE, APOLLO and the APOLLO Shareholders agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretary of State of the State of Delaware;

(b)	issue a news release reporting the Closing;

(c)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and which includes audited financial statements of APOLLO as well as pro forma financial information of APOLLO and SICLONE as required by Regulation SX as promulgated by the Securities and Exchange Commission;

(d)	file 14f-1 disclosing the change in control of SICLONE; and

(e)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the APOLLO Shareholders.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3 The address for service of notice of each of the parties hereto is as follows:

(a)	SICLONE or the ACQUIRER:

SICLONE
Paul Adams
c/o Nathan W. Drage, P.C.
4766 Holladay Blvd.
Holladay, UT 84117
Telephone no.: (801) 273-9300
Facsimile no.: (801) 273-9314

(b)	APOLLO or the APOLLO Shareholders

1010 N. Central Avenue, Suite 201
Glendale, CA 91202
Attention: Dr. Warrren Hosseinion
Telephone no.: (818) 507-4617
Facsimile no.: (818) 409-7615

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Andrea Cataneo, Esq.
Phone: (212) 930-9700
Telecopier: (212) 930-9725

Change of Address

11.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7 The provisions contained herein constitute the entire agreement among APOLLO, the APOLLO Shareholders, the ACQUIRER and SICLONE respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among APOLLO, the APOLLO Shareholders, the ACQUIRER and SICLONE with respect to the subject matter hereof.

Enurement

11.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11 This Agreement is subject to the laws of the State of New York.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SICLONE INDUSTRIES, INC.

	By:	/s/ Paul Adams
Witness		Paul Adams, Chief Executive Officer and
Principal Accounting Officer
Name

Address

APOLLO MEDICAL MANAGEMENT, INC.

	By:	/s/ Warren Hosseinion
Witness		Warren Hosseinion, Chief Executive
Officer,
Name

Address

APOLLO ACQUISITION CO., INC

	By:	/s/ Warren Hosseinion
Witness		Warren Hosseinion, Chief Executive Officer

Name
.
Address

APOLLO, INC. SHAREHOLDERS FOLLOW

Schedule “A”	SICLONE Form Q as filed with the Securities and Exchange Commission on May 20, 2008
Schedule “B”	Settlement Agreement
Schedule “C”	Audited Financial Statements of APOLLO as of January 31, 2008